UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

Filed by the Registrant ☒                    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-2.

CHART INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CHART INDUSTRIES, INC.

3055 Torrington Drive

Ball Ground, Georgia 30107

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Chart Industries, Inc., (the “Company”), dated April 1, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 12, 2020 at 9:00 a.m. Eastern Time. This supplement is being filed with the Securities and Exchange Commission and is being made available to the stockholders of the Company on or about April 16, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 12, 2020

To the Stockholders of Chart Industries, Inc.:

Due to the public health impact of the novel coronavirus outbreak (COVID-19) and the related governmental actions in response to the outbreak, as well as to support the health and well-being of our employees, stockholders and directors, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of the Company has been changed to be held in a virtual meeting (audio webcast) format only. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Tuesday, May 12, 2020 at 9:00 a.m. Eastern Time. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 17, 2020, the record date.

To access the Annual Meeting, you must register in advance, using your control number found on your proxy card, voting instruction form or Notice of Internet Availability that you previously received, at www.proxydocs.com/GTLS prior to the deadline of May 8, 2020 at 5:00 p.m. Eastern Time. You will also be permitted to submit questions at the time of registration relating to matters properly before the Annual Meeting and of general Company concern. We will not be providing an update on the Company’s operations or any other presentation regarding the Company’s business in connection with the Annual Meeting.

Upon completing your meeting registration, you will receive further instructions via email (“Instructions”), including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. The Instructions will also include instructions on who to contact if you are having difficulty logging in. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will open approximately at 8:45 a.m. Eastern Time, and you should allow ample time to log in to the meeting. We recommend that you carefully review the procedures needed to gain admission in advance.

Whether or not you plan to access the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company’s Proxy Statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended December 31, 2019 are available at www.proxydocs.com/GTLS.

By Order of the Board of Directors,

Sincerely yours,

Steven W. Krablin

Chairman